Exhibit 10.5

RECEIVABLES SALE AGREEMENT

Note: These Purchase and Sale Terms (“Purchase and Sale Terms”) form a part of and are incorporated into this Receivables Sale Agreement (“Agreement”) which follows, and are subject to modification as provided in Section 5.            Case ID: 1816857

Purchaser: Itria Ventures LLC, a Delaware limited liability company (“Purchaser”).

Merchant(s):	HELIOSPACE CORPORATION, A Delaware Corporation

HELIO CORPORATION, A Florida Corporation

Contract Date: June 09, 2025.

Purchase Price: One Hundred Fifty Thousand Dollars ($150,000.00).

The purchase price (“Purchase Price”) is a gross amount before application of fees (“Fees”). The amount funded to you under this Agreement (“Funded Amount”) will be net of the Fees specified below.

Amount Sold:  One Hundred Ninety Two Thousand Dollars ($192,000.00). This is the amount of your Receivables purchased by Purchaser under this Agreement (“Amount Sold”) . Please refer to Sections 2(a) and 2(b).

Purchased Percentage: Three Point Two Seven percent (3.27%). This is the percentage of your Receivables that Purchaser will receive until the Merchant has delivered the Amount Sold (“Purchased Percentage”), on the periodic basis specified below.

Periodic Amount: Three Thousand Six Hundred Ninety Two Dollars And Thirty One Cents ($3,692.31). This is the periodic amount (“Periodic Amount”) to be remitted to Purchaser every every week, subject to reconciliation against your actual Purchase Percentage of Receivables, as provided in Section 5.

Fees: Your Fees under this Agreement total Two Thousand Dollars Dollars ($2,000.00). This amount will be deducted from your Purchase Price specified above, per Section 3(a). Additional fees may be payable after the Contract Date. Please refer to Section 3(b).

Funded Amount: One Hundred Forty Eight Thousand Dollars ($148,000.00). This amount is the Purchase Price less Fees, and is the net amount funded to you under this Agreement.

Guaranty of Performance

(see page 12)

Guarantor(s): PAUL STUART TURIN, GREGORY TOWNSEND DELORY & JOSEPH THOMAS PITMAN (“Guarantor”).

ALL PARTIES AND GUARANTOR AGREE TO CONDUCT THIS TRANSACTION BY ELECTRONIC MEANS AS FURTHER SPECIFIED IN THE AGREEMENT

Merchant/Guarantor Initials: X

This RECEIVABLES SALE AGREEMENT (“Agreement”), dated as of the date specified on the prior page, is made by and between Itria Ventures LLC, a Delaware limited liability company (“Purchaser” or “we”), and the merchant(s) identified as “Merchant” in the Purchase and Sale Terms and on the signature page hereof (collectively, “Merchant” or “you”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties now intend to be legally bound and agree as follows:

1. Fundamental Terms, Conditions and Waivers. This is a contract for the purchase and sale of Receivables (as defined). Purchaser is buying a stated amount of the Merchant’s Receivables (the Amount Sold) for the Purchase Price set forth on the front page of this Agreement. Purchaser’s right to receive remittances under this Agreement is contingent on your receipt of Receivables. To this end, you have the right to request a reconciliation of remittances of the Periodic Amount made in any prior periods against your actual Receivables for that period using the Purchased Percentage method, or a forward adjustment reconciliation of the Periodic Amount made in any prior periods against your actual Receivables, provided you comply with the requirements set out in Section 5. The term “Receivables” is defined in Section2(c). By signing this Agreement, you confirm to Purchaser that: (1) the representations, warranties and covenants set forth in Section 6 are reasonable and necessary to effect the purposes of this Agreement and to afford Purchaser the benefit of its bargain pursuant to this Agreement; and (2) you will use the funded amount solely for working capital purposes in the operation of your business; and that you will continue to operate the Merchant business in good faith.

By signing this Agreement, you confirm that the purchase and sale of Receivables contemplated by this Agreement does not constitute a loan transaction. Because the transactions under this Agreement are a purchase and sale and not a loan, there is no term, interest rate or any annual percentage rate (APR). In addition, because this transaction is not a loan, Purchaser has assumed the risk that Receivables may not be available for remittance to Merchant. Because of this, you understand and acknowledge that Merchant’s representations, warranties and covenants in this Agreement are designed to give Purchaser a reasonable and fair opportunity to receive the benefit of its bargain.

You acknowledge that you have been advised by Purchaser to consult with legal counsel, and that you have been afforded a full opportunity to consult with legal counsel. You hereby affirm to Purchaser that you have either consulted with such counsel or voluntarily elected not to do so, including with respect to the waivers set below and in Section 14.

CERTAIN WAIVERS. BY SIGNING THIS AGREEMENT, YOU ALSO ACKNOWLEDGE ANDUNDERSTANDTHAT YOU HAVE EXPRESSLY AND PERMANENTLY WAIVED AND RELEASED THE RIGHTS: (1) TO START OR JOIN A CLASS ACTION IN ANY CAPACITY; (2) TO TRIAL BY JURY; (3) TO CLAIM THAT THE TRANSACTION IMPLEMENTED BY THIS AGREEMENT IS A LOAN AND NOT A “TRUE SALE” OF RECEIVABLES; AND (4) TO RAISE DEFENSES AND COUNTERCLAIMS, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

Purchaser will conduct a recorded call prior to funding (the “Funding Call”). On this call, Purchaser will go over the Agreement and certain key requirements, including that this Agreement must be duly executed by Merchant before a Notary Public (the “Notary”). In addition, each individual listed as a “Guarantor” on the front page of this Agreement (collectively, “Guarantor”) must duly execute the Guaranty of Performance (the “Guaranty”) where noted on the Guaranty signature page hereof. You hereby affirm that all information provided to Purchaser and the Notary is truthful and accurate. This Agreement will not become effective unless and until the Agreement is funded by Purchaser (such date, the “Effective Date”). Purchaser’s obligation to fund this Agreement is subject to due diligence review of Merchant or its business, at Purchaser’s sole discretion.

By signing this Agreement, you further acknowledge that the execution and performance of this Agreement by Merchant will not conflict with or breach any other agreement or obligation of Merchant including without limitation the breach of any loan or other financing agreement previously entered into by Merchant.

2. Purchase and Sale of Receivables. (a) Title to Receivables. In exchange for the Purchase Price, you hereby irrevocably, unconditionally and absolutely sell, assign and transfer to Purchaser all (100%) of Merchant’s right, title and interest (whether legal, equitable or beneficial) in and to the Amount Sold of Merchant’s Receivables, on the terms and conditions specified herein. The purchase and sale of Receivables under this Agreement shall take place in New York. As of the Effective Date, the purchased Receivables shall be absolutely and unconditionally transferred to, owned by, controlled by, and vested solely in Purchaser, subject to the terms and conditions hereof. This Agreement is a binding legal contract and shall become effective as of the Effective Date. You agree to remit (directly or indirectly) your Receivables, up to the Amount Sold, to Purchaser as described in this Agreem ent. Until Purchaser has received the Amount Sold, you agree to abide by the requirements specified in Section 6, including without limitation that:

●	You will remit Receivables to Purchaser as specified in this Agreement.

●	You will not sell or transfer your Receivables, nor take any action that would interfere with

Purchaser’s right to receive Receivables.

●	You will not enter into any loan, factoring, merchant cash advance or other financing agreement without Purchaser’s prior written consent.

●	You will ensure that all information and documents provided to Purchaser are correct and accurate.

●	You will immediately update Purchaser on any material change in this information or your business’ condition.

(b) Purchase and Sale Terms. The Purchase and Sale Terms, set out on the front page of the Agreement and initialed by Merchant and Guarantor, form a part of this Agreement and are further described below. The “Purchase Price” is the gross dollar amount Purchaser is paying for Merchant’s Receivables (defined in subparagraph(c) below). The “Amount Sold” is the dollar value of the Receivables sold to Purchaser and the dollar amount to be remitted to Purchaser out of your Receivables, as provided herein. The “Purchased Percentage” is the percentage of Receivables that Purchaser will receive on the periodic basis specified on the front page of the Agreement, until the Amount Sold (plus any additional fees and charges incurred under this Agreement) has been delivered to Purchaser. The “Periodic Amount” is the amount the parties have (i) estimated as the average periodic Purchased Percentage amount and (ii) agreed that, for administrative convenience, other than for credit card split deals (as evidenced by a separate writing (including email) between Merchant and Purchaser), you will remit to Purchaser on the periodic basis specified on the front page of the Agreement, subject to your right to request a reconciliation against your actual Receivables, as set forth in Section 5. The “Funded Amount” is the amount you will receive upon funding of this Agreement, and is equal to the Purchase Price, less total Fees (which fees are set forth on the front page of this Agreement and specified in Section 3(a)).

(c) Receivables. “Receivables” means any and all: (i) funds that Merchant receives from its customers using credit cards, charge cards, debit cards, prepaid cards, benefit cards, or similar cards to purchase Merchant’s products and/or services (including without limitation any such funds that are processed by Merchant’s card processor(s)); (ii) funds that Merchant receives from its customers in any manner of payment to purchase Merchant’s products and/or services; (iii) accounts, future accounts, contract rights, choses in action and any other rights to payment; and (iv) insurance proceeds received by Merchant (up to the Amount Sold, less total remittances under this Agreement). “Receivables” also includes the Receivables of Merchant’s subsidiaries and affiliated companies and, upon a Material Breach, of any (x) new or existing company owned or controlled by Merchant or any Guarantor (collectively, an “Other Business”), (y) any new or existing company, whether owned or controlled by Merchant or Guarantor or any third party, to which all or a material portion of the business or assets of Merchant are sold or otherwise transferred (collectively, a “Successor Company”) or (z) any affiliate of any of the foregoing, in each case without the express prior written consent of Purchaser.

(d) Approved Accounts. Please specify all of Merchant’s business bank accounts below, and also designate the account Purchaser should use to fund the Agreement. If no account is so designated, Purchaser will fund into the first account listed below.

Account #1	Account #2	Account #3
Deposit Funds / Withdrawals	Deposit Funds / Withdrawals	Deposit Funds / Withdrawals

Bank Name:	CHASE BANK	Bank Name:	CHASE BANK	Bank Name:
Routing #:	************	Routing #:	**************	Routing #:
Account #:	*************	Account #:	**************	Account #:

Account #4	Account #5	Account #6
Deposit Funds / Withdrawals	Deposit Funds / Withdrawals	Deposit Funds / Withdrawals

Bank Name:	Bank Name:	Bank Name:
Routing #:	Routing #:	Routing #:
Account #:	Account #:	Account #:

Account #7	Account #8	Account #9
Deposit Funds / Withdrawals	Deposit Funds / Withdrawals	Deposit Funds / Withdrawals

Bank Name:	Bank Name:	Bank Name:
Routing #:	Routing #:	Routing #:
Account #:	Account #:	Account #:

Account #10	Account #11	Account #12
Deposit Funds / Withdrawals	Deposit Funds / Withdrawals	Deposit Funds / Withdrawals

Bank Name:	Bank Name:	Bank Name:
Routing #:	Routing #:	Routing #:
Account #:	Account #:	Account #:

Account #13	Account #14	Account #15
Deposit Funds / Withdrawals	Deposit Funds / Withdrawals	Deposit Funds / Withdrawals

Bank Name:	Bank Name:	Bank Name:
Routing #:	Routing #:	Routing #:
Account #:	Account #:	Account #:

You hereby authorize Purchaser to debit or ACH your Approved Accounts (as defined) on the periodic basis and in the amounts specified herein, without further notice to or approval by you. As used herein, “Approved Accounts” means all (i) the Merchant accounts listed above; (ii) other Merchant business accounts; (iii) Merchant’s authorized credit card processors; and (iv) upon the occurrence of a Material Breach, all other business accounts or credit card processing accounts of Merchant or any Other Business, Successor Company or Guarantor. You understand and agree that Purchaser shall have full read-only access to all Approved Accounts while this Agreement is in effect.

(e) Benefit to Merchant. The designation of Approved Account(s) for funding of the Purchase Price and for remittances of the Periodic Amount as provided in subparagraph (d) above is for administrative convenience only and does not change the distribution of benefits to all Merchants equally under this Agreement. Where more than one Merchant is identified in this Agreement, the funding of the Purchase Price shall serve to benefit all such Merchants equally irrespective of whether funding of the Purchase price is made to an Approved Account in the name of only one identified Merchant. In addition, remittances made under this Agreement shall be deemed to have been made by all Merchants equally irrespective of whether remittances are actually made through the Approved Account of only one identified Merchant.

3. Fees Deducted at Funding; Additional Fees. (a) Fees Deducted from Purchase Price. The Fees specified in this Section 3(a) will be deducted from Purchase Price in order to calculate the Funded Amount paid to you at closing. The Fees so deducted from the Purchaser Price are: (1) a platform fee of 1% of the Purchase Price, which represents Purchaser’s administrative and online platform costs; (2) an underwriting fee of $ 500, which represents Purchaser’s underwriting and UCC filing costs; (3) if a lock box is required by Purchaser, a fee of $12.50 which represents Purchaser’s cost to set up the lock box; and (4) any remaining undelivered Amount Sold by Merchant or any of Merchant’s affiliates to Purchaser or any of Purchaser’s affiliates under any Receivables Sale Agreement, and/or any other amount owed in connection with any other financing between Purchaser (or affiliate) and Merchant (or affiliate). The aggregate Fees deducted from the Purchase Price are specified on the front page of this Agreement as the Funded Amount, namely the net amount paid to Merchant upon funding of this Agreement. Please note that these Fees are not Receivables payments and hence will not reduce the Amount Sold.

(b) Additional Fees. Merchant authorizes Purchaser to charge Merchant the following fees, without notice: (1) Returned Item Fee: a returned item fee of twenty-five dollars ($25.00) (or lower amount if expressly required by law) per return will be assessed if a check, draft, wire transfer, ACH or similar instrument issued by Merchant or any Guarantor is not honored or cannot be processed, or an electronic debit is returned or cannot be processed (each, a “Returned Item”). Purchaser may assess this fee each time remittance of Receivables is returned or cannot be processed, even if it is later honored following resubmission. Any check, draft or similar instrument may be collected electronically if returned for insufficient or uncollected funds; (2) Costs of Collection, as specified in Section 8. (3) Lock Box Monthly Fee (if required by Purchaser): a monthly fee of $30.00 to administer the lock box. Please note that these fees are not Receivables payments and hence will not reduce the Amount Sold.

4. Remittance Methods. Merchant shall remit Receivables to Purchaser as described in Section 2(b) in one of the following methods specified below. Merchant agrees to provide any and all authorizations, approvals, documents and assistance required to establish or change a remittance method if requested by Purchaser. You agree that Merchant will not change remittance methods or permit any event to occur that could cause a diversion of any of Merchant’s Receivables from the specified remittance account to any other account or entity. You will provide Purchaser and/or its authorized agents with all information, authorizations and passwords that are necessary for and/or Service Provider (as defined) to verify Merchant’s receivables, receipts, and deposits. All such Receivables shall be remitted on the first business day of the applicable periodic period specified in the Purchase and Sale Terms, subject to the reconciliation provisions in Section 5 for transactions using the ACH remittance method, as per clause (1) below.

(1) ACH/Direct Debit. Unless otherwise agreed with Merchant, Purchaser will withdraw the Periodic Amount by initiating a debit via the Automatic Clearing House ("ACH") system to your Approved Account. You hereby authorize Purchaser to debit the designated amount from your Approved Account(s) on the periodic basis specified above, until the Amount Sold and any other fees and charges incurred under this Agreement have been received in full by Purchaser. You understand and acknowledge that, due to the timing of the receipt of data by Purchaser and the operations and rules of the ACH system as determined by the National Automated Clearing House Association ("NACHA"), Purchaser will not be able to confirm receipt of Receivables until after the actual debit. You agree to promptly provide any assistance requested by Purchaser and/or your financial institution to confirm to that you have authorized Purchaser to initiate debit via ACH to your Approved Account.

(2) Direct Split. For direct split deals, in which Receivables are remitted to Purchaser by your approved credit card processor in whole or in part, as separately agreed between you and Purchaser, the Purchased Percentage method shall Purchaser’s exclusive method of remittance so long as a Material Breach has not occurred. You agree to use a credit card processor approved by Purchaser and to promptly enter into an agreement with the approved credit card processor, pursuant to which your credit card processor will remit the Purchased Percentage directly to Purchaser, rather than to you, until the Amount Sold (and any other fees and charges incurred under this Agreement) have been received by Purchaser in full. You understand and agree that Purchaser may require you to use a different credit card processor or change credit card processors, at the Purchaser’s sole discretion. You agree to promptly enter into a new agreement with such credit card processor to effectuate this Agreement upon Purchaser’s request. You acknowledge and agree that each processor may provide Purchaser with Merchant’s credit card, debit card and other payment card and instrument processing history, including without limitation Merchant’s chargeback history and any communications about Merchant received by processor from a card processing system, as well as any other information Purchaser deems relevant. You understand that Purchaser does not have any power or authority to control processor’s actions with respect to the authorization, clearing, settlement and other processing of transactions, and that Purchaser is not responsible for any processor’s actions. If applicable, you also agree to forward to Purchaser, on a daily, weekly, bi-weekly or monthly (as applicable) basis to by Purchaser (or any third party designated by Purchaser), all electronic payment transaction records from Merchant’s point of sale system relevant to Receivables transactions (including, but not limited to, activity on Visa, MasterCard, American Express, Discover, Diners Club, JCB, or ATM Debit Cards and check truncation records).

(3) Lockbox. You hereby authorize Purchaser, upon written notice to you, to debit the Applicable Amount from a deposit account to be established by Merchant at Purchaser’s written request that is approved by Purchaser using the Lockbox method (a “Lockbox Account”). Merchant acknowledges and agrees that any funds deposited into the Lockbox Account by Merchant’s Processor will remain in the Lockbox Account until the Applicable Amount is periodically withdrawn by Purchaser.

(4) Contacting Customers. You understand and agree that Purchaser may, having taken title to the Receivables pursuant to the terms of this Agreement, and as the party at risk for the collection of the Receivables, contact your customers directly in order to:

(a) assess the credit of such customers; and (b) collect such Receivables directly from customers.

5. Merchant’s Right of Reconciliation. You have the right to request from the Company, as needed:

●	a reconciliation of payments made in any period not to exceed a calendar quarter (90 days) prior to your request, in excess of (or below) your actual collected Receivables for that period (a “Prior Adjustment”); and

●	a reconciliation of payments due under this Agreement going forward (a “Forward Adjustment”), if your actual collected Receivables have declined below the amount estimated by you and the Company as set out on page 1 of the Agreement (Purchase and Sale Terms).

Once you make a reconciliation request, you also need to produce, for the relevant period: (i) bank statements, (ii) accounts receivable (A/R) aging statements and/or (iii) if applicable, merchant processing (credit card) statements. You agree to use your reasonable best efforts to produce the requested documents as quickly as possible, so that we can timely assess your request.

We also agree that,

●	upon receipt of a reconciliation request and supporting documentation, we will promptly calculate the excess and provide a credit or refund to your Merchant account, as you may specify; and

●	if the reconciliation request is a Forward Adjustment, we will immediately implement any such request made in good faith for a reasonable period, subject to our receipt of requested documentation within ten (10) business days from the request.

You agree that, during each month a Forward Adjustment reconciliation is in effect, you are still required to provide additional documentation covering such period as we may reasonably request. We will then review such documentation in good faith in order to determine whether it is appropriate to continue the Forward Adjustment or return to the original Purchase and Sale Terms.

You further agree to promptly notify us in the event any Forward Adjustment reconciliation covering future periods is no longer required or if your Receivables increase to levels estimated in the Purchase and Sale Terms, whereupon the original Purchase and Sale Terms shall be reinstated, which we will then confirm by written notice to you.

This Section 5 supplements the Purchase and Sale Terms set out on the front page of this Agreement and in Section 2(b), and provides important rights to Merchant. Merchant understands and agrees that all reconciliation requests must be made in good faith and must be supported by reasonable documentation, as provided above. For example, Company may decline a reconciliation request where a documented Material Breach by Merchant, as specified in Section 7, is in effect.

6. Representations, Warranties and Covenants. Merchant, jointly and severally on behalf of itself and any entity whose accounts are included in Receivables (as defined in Section 2(c)), hereby represents, warrants and covenants that, as of the date of the Agreement and at all times thereafter until the Amount Sold, together with any fees, charges and Costs of Collection (as defined), as applicable, have been remitted to Purchaser in full:

A.	Validity of this Agreement

(i)	Use of Proceeds for Business Purposes. Merchant agrees that it will use all proceeds funded by Purchaser solely for business purposes, namely for working capital or other bona fide use in the operation of its business, and not for any personal, consumer or household purposes.

(ii)	Not a Loan. Merchant hereby reaffirms that this Agreement constitutes a purchase and sale of Receivables at a discount, and is not a loan or any other form of transaction.

(iii)	Due Execution and Delivery. This Agreement was duly executed, initialed, notarized and delivered to Purchaser, and all such signatures by or obtained by Merchant are genuine.

(iv)	Authority to Enter Into This Agreement. Merchant and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to sign this Agreement and legally bind Merchant to perform the obligations specified herein.

(v)	No Violation of Prior Agreements. Merchant’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Merchant is subject, including any agreement that prohibits the sale or pledge of Merchant’s income or receipts.

(vi)	Merchant’s Knowledge and Representation. Merchant represents and warrants that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; and that it was represented by counsel or had full opportunity to consult with counsel.

(vii)	No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement, Merchant does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code, and confirms that, to its knowledge, there has been no involuntary petition brought or pending against Merchant. Merchant further represents and warrants to Purchaser that as of the date of this Agreement it does not anticipate filing a bankruptcy petition, and that it does not anticipate that an involuntary petition will be filed against it.

(viii)	Reconciliation of Payments. Merchant acknowledges that Purchaser has provided Merchant with a reconciliation right under Section 5, which represent the exclusive manner of restructuring payments, without retaining any debt restructuring company, under this Agreement.

(ix)	Notice of Breach, Etc. Merchant agrees to promptly notify Purchaser in the event of (x) any actual or likely Material Breach of this Agreement by Merchant, (y) the filing of any material judgment against Merchant or its assets or (z) the filing of bankruptcy proceedings by or against Merchant.

(x)	Benefits of Agreement. Each Merchant and each Guarantor acknowledge that they have received substantial benefit from the funding of proceeds by Purchaser under this Agreement.

B.	Conduct of Merchant’s Business

(i)	Good Faith. Merchant will at all times conduct its business in good faith and consistent with past practice as disclosed to Purchaser, and agrees that it will not take any action designed to impair or frustrate Purchaser’s ability to collect Receivables.

(ii)	Remittance of Receivables. Merchant will remit Receivables to Purchaser in good faith as provided herein, subject to the provisions of this Agreement, including without limitation Section 2(b), Section 5 and Section 7(B).

(iii)	Diversion of Receipts. Merchant will not permit any event to occur that could cause a diversion of any of Merchant’s Receivables to any unauthorized account, processor or third party.

(iv)	Change of Credit Card Processors. Merchant agrees that (x) it will not change any credit card processor approved by Purchaser without Purchaser’s express prior written approval and (y) if it does so, Merchant shall be entitled as a secured party under the UCC to place a “hold” on Merchant’s processor account(s) as provided herein.

(v)	Closing of Accounts. Merchant shall not close any Approved Account provided to Purchaser without Purchaser’s express prior written approval.

(vi)	Change of Name or Location or Sale or Closing of Business. Merchant will not conduct Merchant’s businesses under any name other than as disclosed to Purchaser or change any of its places of business without prior written consent of Purchaser. Merchant will not sell, dispose, transfer or otherwise convey all or substantially all of its business or any inventory or Collateral (as defined) without (i) the express prior written consent of Purchaser (which shall include the written agreement of any purchaser or transferee assuming all of Merchant’s obligations under this Agreement in form and substance satisfactory to Purchaser. Except as disclosed to Purchaser in writing, Merchant has no current plans to close its business, either temporarily, whether for renovations, repairs or any other purpose, or permanently. Merchant will not voluntarily close its business on a temporary basis for renovations, repairs, or any other purposes, other than to conduct renovations or repairs that are required by local ordinance or other legal order, or due to force majeure outside of the control of Merchant. Prior to any such closure, Merchant will provide Purchaser ten (10) business days’ prior written notice to the extent practicable.

(vii)	Stacking Prohibited. Merchant shall not enter into any merchant cash advance or loan agreement or incur any indebtedness (outside trade payables in the ordinary course of business) that pledges or encumbers its Receivables or requires daily payments with any party other than Purchaser for the duration of this Agreement. Merchant hereby authorizes Purchaser to share information regarding this Agreement with any third party in order enable Purchaser to determine whether Merchant is in compliance with this provision.

(viii)	No Change of Control Transactions. Merchant agrees that it will not transfer, pledge or encumber Merchant’s ownership interest (e.g., stock or membership interest), assets or business to any person or entity, (b) enter into any transaction that results in any change in voting control, ownership control or effective control of the business or assets of Merchant, or (c) sell, assign, transfer or cancel Merchant’s commercial lease or any material license to any person or entity.

C.	Providing Information to Purchaser

(i)	Financial Condition and Financial Information. Any bank statements and financial statements of Merchant that have been furnished to Purchaser, and future statements that will be furnished to Purchaser, fairly represent the financial condition of Merchant at such dates, as well as the ownership (or any change in ownership) of Merchant. Purchaser may request bank and financial statements at any time this Agreement is in effect, and Merchant shall provide them to Purchaser within five (5) business days. Further, Merchant represents that all documents, forms and recorded interviews provided to or with Purchaser are true, accurate and complete in all respects, and accurately reflect Merchant’s financial condition and results of operations when provided. Merchant further agrees to authorize the release of any past or future tax returns to Purchaser.

(ii)	Accurate and Complete Information. Merchant represents and warrants that all information provided to Purchaser relating to Merchant’s business, and all statements made to Purchaser relating thereto have been truthful, accurate and complete. Merchant further agrees that Merchant will be truthful in all future statements to Purchaser, and will provide Purchaser with accurate and complete information regarding Merchant’s business as requested by Purchaser.

(iii)	Other Information. Merchant will make reasonable efforts to inform Purchaser if a debit by Purchaser is likely to result in a bounced or rejected debit, solely in order to improve efficient administration of the Agreement and reduce return fees.

D.	Other Matters

(i)	Cooperation. Merchant agrees that it will at all times cooperate with Purchaser in order to fulfill the purposes of this Agreement and the collection of Receivables by Purchaser as provided herein.

(ii)	Inspections. Merchant will permit Purchaser or its agent to conduct a site inspection of Merchant’s business, including an inspection of Merchant’s credit card terminals, without prior notice to you.

(iii)	Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

(iv)	Merchant to Pay Taxes Promptly. Merchant will promptly pay all necessary taxes, including but not limited to employment and sales and use taxes.

(v)	Merchant to Maintain Insurance. Merchant will use commercially reasonable efforts to possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and will provide proof of such insurance to Purchaser upon request.

7.	Material Breach.

A.	Material Breach. Any of the following actions taken directly or indirectly by or on behalf of Merchant will constitute a “Material Breach,” without any prior notice from Purchaser:

(i)	The breach of any representation, warranty, covenant or agreement of Merchant set forth in this Agreement;

(ii)	Merchant interferes with Purchaser’s right to collect the Amount Sold, including without limitation by any act prohibited under this Agreement;

(iii)	Except as expressly otherwise provided herein, Merchant becomes subject to any material judgment or garnishment after the Effective Date that is not disclosed to Purchaser;

(iv)	Merchant takes any affirmative steps (including, without limitation, executing a term sheet or definitive documentation) or threatens to take any action prohibited by this Agreement that, if effected, would constitute a Material Breach.

B.	Limitations on Material Breach. Notwithstanding any other provision of this Agreement,

(i)	If the aggregate Receivables remitted to Purchaser pursuant to this Agreement are less than the stated Amount Sold, despite Merchant’s best efforts to operate its business in compliance with this Agreement in good faith, and Merchant has not violated any other provision of this Agreement, such diminution of Receivables shall not in itself be deemed a Material Breach.

(ii)	The filing for bankruptcy or insolvency of Merchant is not in itself a Material Breach of this Agreement.

8.	Purchaser Remedies upon Material Breach. Merchant agrees that, upon the occurrence of a Material Breach, Purchaser may, and Merchant hereby authorizes Purchaser to, pursue any and all of the following remedies, to the extent permitted by law, without prior notice to Merchant:

(a)	Purchaser shall be entitled to receive all Contract Damages (as defined) from Merchant.

(b)	Purchaser will be entitled to recover from Merchant all Costs of Collection.

(c)	Purchaser may withdraw funds from any of Merchant’s bank accounts, including any Approved Account, by ACH, up to an amount equal any Amount Sold, plus unpaid fees and charges under this Agreement, if any, and Purchaser’s costs and expenses relating to this Agreement (including without limitation, all Costs of Collection).

(d)	Purchaser may exercise any and all remedies available, including but not limited to remedies under the Uniform Commercial Code (the “UCC”) of the applicable jurisdiction including without limitation: (1) notifying customers and other third parties (including without limitation credit card processors) of Purchaser’s rights to Receivables in Approved Accounts, (2) levying or foreclosing on Approved Accounts, and (3) seizing Collateral in any Approved Account or at the business location of Merchant or any Other Business, Successor Company or Guarantor, as applicable, including seizure by local sheriff and/or marshal.

(e)	Purchaser shall also be entitled to all remedies available to it at law or in equity, including without limitation to initiate any legal or equitable action, administrative proceeding, arbitration or mediation or other collection activities, as further specified below.

(f)	Notwithstanding the foregoing, Purchaser agrees that it will not enforce any remedy under this Agreement while a reconciliation under Section 5 is in process.

You acknowledge that Purchaser has purchased from you any and all interests in the Amount Sold of Receivables, that Purchaser is the party at risk regarding the collection of those Receivables, and that Merchant has no legal or equitable interest in the Amount Sold of Receivables. The Amount Sold of Receivables, or any other fees and charges under this Agreement, shall not be subject to the application of or deduction for any claim, set-off, disability, defense (whether substantive or procedural) or counterclaim of Merchant. You agree that the funding transaction described in and implemented by this Agreement is a true purchase and sale of the Receivables (i.e., a “true sale”), and not a loan, and acknowledge that Purchaser has entered into this Agreement in reliance upon this representation by you. In addition, you expressly waive and release your right to claim that the transaction carried out by this Agreement is a loan and not a true sale of Receivables. This Agreement and each of your obligations under this Agreement shall remain in effect until Purchaser’s receipt in full of the Amount Sold of Receivables, together with any fees or charges as provided herein, including any Costs of Collection, as applicable. Upon the occurrence of a Material Breach, Merchant hereby (1) acknowledges and agrees that Purchaser shall be entitled to receive the Contract Damages from Merchant; and (2) until the Amount Sold and any other fees and charges incurred under this Agreement have been received in full by Purchaser, irrevocably and unconditionally appoint Purchaser as Merchant’s agent coupled with an interest and attorney-in-fact with full authority to (i) take any action or initiate any legal or equitable action (including an action to appoint a receiver for Merchant’s business), administrative proceeding, arbitration or mediation or other collection activities or execute any instrument or document in the name of Merchant, solely for the purpose of securing the Contract Damages, or otherwise to enforce its rights with respect to any Collateral and (ii) pursue any remedy available at law (including those available under the provisions of the UCC) or in equity to enforce any agreements or satisfy any obligations to Purchaser, including without limitation placing a “hold” on Merchant’s credit card processing accounts. As used herein, “Contract Damages” means an amount equal to the Amount Sold, less all prior receipts of Receivables by Purchaser plus any applicable fees and charges under this Agreement; and “Costs of Collection” means, as permitted by law, any and all costs, fees and expenses, including reasonable attorneys’ fees and other professional fees, marshal fees, sheriff fees and disbursements incurred by Purchaser after any Material Breach, in connection with the defense, protection or enforcement of Purchaser ’s rights under this Agreement and/or the Guaranty, including without limitation those arising from: (1) any legal or equitable action (including an action to appoint a receiver for Merchant’s business), administrative proceeding, arbitration or mediation or other collection activities, taken against Merchant or any Other Business, Successor Company or Guarantor; (2) any levy or foreclosure upon Collateral; (3) any bankruptcy proceeding involving Merchant or any Guarantor, Other Business or Successor Company; and(4) all post-judgment enforcementproceedings. Without limiting the foregoing, Merchant acknowledges that Costs of Collection will include Purchaser’s reasonable in-house collection costs of not less than $2,500 for any Material Breach. The parties hereby agree that, following arms’ length negotiations and opportunity to consult with counsel, the Contract Damages amount is fair and reasonable and does not constitute a penalty. In the event of any collection efforts or action for the collection of the Amount Sold and other amounts to be received by Purchaser under this Agreement, Purchaser shall be entitled to recoup its reasonable legal fees, court costs and related expenses from Merchant and any Other Business, Successor Company and/or Guarantor.

9. Sale of Receivables. (a) Security Interest. To evidence the purchase and sale of Receivables hereunder and to secure Merchant’s obligations to remit the Periodic Amount until the Amount Sold i s received by Purchaser out of Receivables, Merchant and Guarantor hereby grant to Purchaser, in the name of Purchaser or its duly authorized representative, a first priority, continuing security interest (unless a third-party lien has been consented to by Purchaser in writing prior to the Effective Date) in and to: (i) the Receivables of Merchant (or any person or entity whose accounts are included in Receivables) up to the Amount Sold; (ii) all equipment and inventory as those terms are defined in Article 9 of the UCC, as amended, whether now or hereafter owned or acquired by Merchant (and/or any subsidiary or other person or entity whose accounts are included in Receivables) and wherever located; (iii) all “ proceeds” of such property described in clause(i) and/or clause (ii), as that term is defined in Article 9 of the UCC; (iv) upon a Material Breach, the assets, business property and collateral of any Other Business, Successor Company or Guarantor; and (v) any additional collateral as may be mutually agreed between Merchant and/or any Guarantor , on the one hand, and Purchaser, on the other hand in writing (collectively, the “Collateral”).

Merchant and Guarantor agree that any electronic signature provided for this Agreement shall be deemed fully “authenticated” under Article 9 of the UCC for purposes of creating and perfecting the foregoing security interest. Merchant hereby authorizes Purchaser to make any UCC filing and/or recording relating to this Agreement (including filing a UCC-1 financing statement) at any time with any governmental agency and/or office (including the office of the Secretary of State), including without limitation to perfect Purchaser’s rights and interests in the Collateral as provided in this Agreement. In addition, upon a Material Breach, Purchaser may exercise any rights and remedies available under the UCC and applicable law against Merchant and/or Guarantor, including without limitation, placing a “hold” on Merchant’s credit card processing accounts, the costs of which shall be borne by Merchant, as provided above. Merchant and Guarantor hereby agree that Merchant will not pledge, grant, transfer or otherwise encumber any security interest in its Receivables to any other person or entity until Purchaser has received the Amount Sold, plus any assessed fees and Costs of Collection, other than in connection with a financing approved by Purchaser in writing beforehand.

(b) Further Assurances. Merchant agrees to execute any documents or take any action on behalf of Merchant in connection with this Agreement as Purchaser deems necessary to perfect or maintain Purchaser’s security interest in the Collateral as provided in this Agreement.

10.	Merchant Authorizations.

(a) Right to Contact Third Parties. You authorize Purchaser, from time to time, to contact any credit reporting or database service, Merchant’s current and prior credit card processors, and Merchant’s current and prior banks (including without limitation the bank where any Approved Account will be maintained), in order to enable Purchaser to obtain whatever information Purchaser deems relevant, including without limitation Merchant’s credit history, credit card, debit card and other payment card, processing and chargeback history.

(b) Credit Reports and Information. You authorize Purchaser to, from time to time, obtain credit and/or background reports on Merchant, its principals, and its customers. Any such report(s) that Purchaser obtains may include, without limitation, a hard or soft credit pull, the business’ or individuals’ credit history or similar characteristics, employment and education verifications, social security verification, criminal and civil history, Department of Motor Vehicle records, any other public records, and any other information bearing on credit standing, credit capacity or character. Such reports will be used by Purchaser to determine (i) if it will proceed with the purchase of the Receivables from Merchant and (ii) after funding, if needed to assist Purchaser in the collection of Receivables. Merchant shall also provide and/or execute such further and additional documents, instruments, and writings as Purchaser may require in order to access and review any tax information (including tax returns) related to Merchant’s business (including without limitation by executing a 4506T form with the Internal Revenue Service).

(c) Recorded Calls; Contact. You authorize Purchaser to monitor and/or record its telephone calls with Merchant and its principals, owners, employees or agents to confirm the contents of conversations, for evaluation by supervisors, training, monitoring for compliance, and for collections. You further agree that: (i) you have established a business relationship with Purchaser, Purchasers employees and agents; (ii) you may be contacted from time-to-time regarding this Agreement or other business transactions; (iii) such communications and contacts are not unsolicited or inconvenient; and (iv) contact may be made during normal business hours by phone, email or otherwise, using contact information provided by you, your agents or employees.

(d) Rights of Purchaser. Without any prior notice to you , Purchaser may: (1) compromise or settle any claim, liability or obligation of Merchant under this Agreement or of any customer owing a Receivable purchased hereunder; (2) contact any credit card processor of Merchant in order to place a “hold” on all account funds upon the occurrence of a Material Breach; and (3) release, surrender, dispose of (including through foreclosure, and whether or not by judicial proceedings or arbitration, as applicable), exchange, modify, impair, fail to perfect, or extend the period of duration or time for the performance or discharge of any or all Receivables or Collateral, including without limitation the Receivables or Collateral of any Other Business or any Successor Company. In addition, upon a Material Breach, Purchaser has the right to enforce any remedy set forth in this Agreement, separately or together at Purchaser’s discretion. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(e) Acknowledgments and Waiver. Your signature on the signature page hereof on behalf of Merchant, will confirm that you have read and understand all terms and conditions of this Agreement. Merchant hereby irrevocably and unconditionally waives and releases: (i) promptness, diligence, notice of acceptance, notice of presentment, demand, protest dishonor or default, and any other notice with respect to any obligations of Merchant with respect to the Collateral; (ii) any requirement that Purchaser exhaust any right, by statute or otherwise, or take any action against Merchant or any other person or entity or any Collateral; (iii) any defense relating to the marshalling of assets or similar doctrine; (iv) all defenses of any kind, both substantive and procedural, to enforcement it may have (now or in the future); (v) the right to assert any set-offs or counterclaims, whether legal, equitable or otherwise, and (vi) the right to claim that the transaction described in and implemented by this Agreement is a loan and not a true sale of the Receivables. Further, Merchant hereby acknowledges Purchaser’s right as a secured party under the UCC to implement a hold on funds in Merchant’s card processor account as provided above.

11. Access to and Retrieval of Information. (a) Authorization. From and after the Effective Date, until the Amount Sold has been remitted to Purchaser, you authorize Purchaser to: (i) access and collect any information relating Merchant's business (including information relating to Merchant’s principals) maintained online by third-party financial institutions with which Merchant has relationships, maintains accounts or engages in financial transactions (including credit card processors), (ii) access third party sites designated by Merchant, on Merchant's behalf, to retrieve information requested by Merchant, and to register for accounts requested by Merchant and (iii) access third party internet sites, servers or documents, retrieve information, and use Merchant's information for the purposes described herein. Purchaser may work with one or more online financial service providers under contract to access this account information and review bank statements, as determined by Purchaser at its sole discretion without notice to you (collectively, “Service Provider”). You will immediately provide Purchaser and/or Service Provider with relevant account information, passwords and/or codes in order to ensure that Purchaser has full read-only access to your Approved Accounts. Purchaser’s current Service Provider is Yodlee (www.Yodlee.com), but Purchaser has the right in its sole discretion to change the Service Provider at any time without prior notice. Merchant acknowledges that Service Provider is an independent contractor not affiliated with Purchaser, that Purchaser is not responsible for any actions of a Service Provider, and that you agree not to seek damages or other compensation from Purchaser based on any action or inaction by a Service Provider.

(b) Disclaimer of Warranty. YOU EXPRESSLY UNDERSTAND AND AGREE THAT MERCHANT'S USE OF THE SERVICE PROVIDER’S SERVICE (THE "SERVICE") AND ALL INFORMATION, PRODUCTS AND OTHER CONTENT (INCLUDING THAT OF THIRD PARTIES) INCLUDED IN OR ACCESSIBLE OR DOWNLOADED FROM THE SERVICE IS AT MERCHANT'S SOLE RISK. THE SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. PURCHASER AND S ERVICE PROVIDER EXPRESSLY DISCLAIM ALL WARRANTIES OF ANY KIND AS TO THE SERVICE AND ALL INFORMATION, PRODUCTS AND OTHER CONTENT (INCLUDING THAT OF THIRD PARTIES) INCLUDED IN OR ACCESSIBLE FROM THE SERVICE, WHETHER EXPRESS OR IMPLIED. MERCHANT AGREES THAT NEITHER PURCHASER OR SERVICE PROVIDER NOR ANY OF THEIR AFFILIATES WILL BE LIABLE FOR ANY HARM DAMAGES OF ANY KIND.

(c) Service Content. Merchant is permitted to use content delivered to Merchant through the Service only on the Service. Merchant may not copy, reproduce, distribute, or create derivative works from this content. Further, you agree not to reverse engineer or reverse compile any of the Service technology, including but not limited to, any Java applets associated with the Service. Merchant is licensing to Purchaser and its service providers, including Service Provider, any information, data, passwords, materials or other content (collectively, "Content") Merchant provides through or to the Service. Purchaser and Service Provider may use, modify, display, distribute and create new material using such Content to provide the Service to Merchant.

12. Limitation of Liability. YOU HEREBY AGREE THAT, REGARDLESS OF THE CLAIMS YOU MAY HAVE AGAINST PURCHASER TO THE EXTENT PERMITTED BY LAW, YOUR SOLE REMEDY WILL BE MONEY DAMAGES NOT TO EXCEED THE GREATER OF (i) THE AMOUNT OF FUNDS OVERPAID TO PURCHASER, IF ANY, AND (ii) TEN THOUSAND DOLLARS ($10,000), AND THAT YOU WILL NOT BE ENTITLED TO, YOU HEREBY WAIVE, ANY AND ALL CLAIMS FOR, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, LOST PROFITS, STATUTORY, OR SPECIAL DAMAGES OF ANY KIND, EVEN IF MERCHANT HAS BEEN ADVISED OF THE POSSIBLLITY OF SUCH DAMAGES. IF MERCHANT FILES ANY CLAIM OR ACTION AGAINST PURCHASER (X) IN DEROGATION OF THIS SECTION 12 OR (Y) THE MATTER IS DISMISSED OR (Z) PURCHASER PREVAILS IN THE MATTER, YOU AGREE TO PAY ALL OF PURCHASER’S COSTS OF COLLECTION INCURRED IN THE MATTER.

13. Indemnity. Merchant hereby agrees, jointly and severally if more than one Merchant, to indemnify, defend and hold Purchaser harmless from and against any and all direct and third party suits, costs, causes of action, judgments, complaints, orders, and claims (each a “Claim”), together with any and all liabilities, losses, obligations, damages and penalties of any kind incurred by Purchaser or its affiliates, including without limitation Contract Damages, reasonable attorneys’ fees and disbursements and all Costs of Collection, arising from or relating to any Claim brought against Purchaser by a customer or other third party that Merchant has committed an act or omission which constitutes a breach of this Agreement or that any representation, warranty, covenant, disclosure or statement Merchant has made is not accurate in any respect or for any intentional or willful misconduct of Merchant, including in connection with the preservation, protection, or enforcement of any rights of Purchaser under this Agreement, and in any case commenced by or against Merchant or any Guarantor under the United States Bankruptcy Code (Title 11, United States Code) or any similar or successor statute. Purchaser will notify Merchant of any claim for indemnity hereunder, select counsel of Purchaser’s choice and Merchant will promptly pay all legal fees, defense costs and other expenses incurred by Purchaser and promptly pay to Purchaser any judgment or other Claim amounts due and payable, including without limitation all Contract Damages and Costs of Collection.

14. Merchant Waivers. (a) Commercial Waivers. Merchant hereby unconditionally waives: (i) promptness, diligence, notice of acceptance, notice of presentment, demand, protest dishonor or default, and any other notice with respect to the Collateral; (ii) any claim that Purchaser exhaust any right, by statute or otherwise, or take any action against the Merchant or any other person or entity or the Collateral; (iii) any defense relating to the marshalling of assets or similar doctrine; (iv) all defenses of any kind, both substantive and procedural, to enforcement it may have, including any defenses relating to the proper service of any pleadings or other court documents; and (v) the right to assert any set-offs or counterclaims, whether legal, equitable or otherwise, against Purchaser or its affiliates. BY SIGNING THIS AGREEMENT, MERCHANT EXPRESSLY AGREES THAT IT HAS PERMANENTLY WAIVED AND RELEASED THE RIGHTS (1) TO START OR JOIN A CLASS ACTION; (2) TO TRIAL BY JURY; (3) TO CLAIM, THAT THE TRANSACTION IMPLEMENTED BY THIS AGREMENT IS A LOAN AND NOT A TRUE SALE OF RECEIVABLES; AND (4) TO RAISE DEFENSES AND COUNTERCLAIMS, TO THE MAXIMUM EXTENT PERMITTED BY LAW. UPON A MATERIAL BREACH OF THIS AGREEMENT BY MERCHANT, AN ACTION MAY BE FILED AGAINST EACH MERCHANT WITHOUT PRIOR NOTICE FOR PURCHASER’S CONTRACT DAMAGES AND COSTS OF COLLECTION.

(b) Waiver of Jury Trial and Class Action. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT THEY MAY HAVE TO (1) TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND (2) ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION (INCLUDING CLASS ARBITRATION), EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANY OTHER PARTY, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY WILL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION; AND (3) THE FOREGOING WAIVERS ARE ESSENTIAL TERMS OF THIS AGREEMENT. YOU UNDERSTAND AND AGREE THAT, BY SIGNING THIS AGREEMENT, (1) YOU ARE PERMANENTLY WAIVING YOUR RIGHT TO A JURY TRIAL AND (2) YOU MUST BRING CLAIMS, INCLUDING IN COURT, ARBITRATION OR ANY OTHER LEGAL PROCEEDING, AGAINST PURCHASER ONLY IN YOUR INDIVIDUAL OR CORPORATE CAPACITY, AS APPLICABLE, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(c) Waiver of Consumer Defenses. Merchant and each Guarantor hereby waive any defense, regardless of the actual use of the Funded Amount by Merchant or Guarantor, claiming that the Funded Amount was made to Merchant or Guarantor for personal, consumer, family or household purposes. Merchant and each Guarantor understand and agree that, as set forth in Section 1 above, the amount funded is solely for business purposes and for the operation of your business as set forth in this Agreement.

15. Governing Law; Venue; Personal Jurisdiction; Consent to Service; Statute of Limitations; Arbitration. (a) Governing Law. This Agreement and all transactions hereunder, including without limitation the purchase and sale of Receivables as specified herein, and all claims of whatsoever nature arising hereunder (including without limitation tort and statutory claims), will be governed by and enforced exclusively in accordance with the internal laws of the State of New York, without regard to conflict of laws principles. You expressly acknowledge that: (i) Purchaser maintains its principal office in the State of New York; (ii) the Funding Call and customer service will take place with Purchaser’s representatives in the State of New York; (iii) all funding to and payments from Merchant under this Agreement will be processed through Purchaser’s bank branches in New York; and (iv) the purchase and sale of Receivables pursuant to this Agreement shall take place in New York. Accordingly, the parties agree that this Agreement and its subject matter bears a “significant, material and reasonable relationship” with the State of New York.

(b) Venue and Personal Jurisdiction. Subject to Section 15(d), the parties unconditionally and irrevocably consent to the exclusive jurisdiction and venue of state courts located in: (x) the State of New York; (y) the State of Merchant’s incorporation or formation or where its operations, offices, assets or domicile are located, or (z) the State where any Guarantor resides. In the event of a judicial action brought by Purchaser under this Agreement, Merchant and each Guarantor hereby unconditionally and irrevocably waive any and all claims and objections to jurisdiction and/or venue as per this provision.

(c) Consent to Service. Merchant and each Guarantor waive personal service of any and all process upon Merchant and Guarantor and consent that service of process may be made by certified or registered mail. Merchant and each Guarantor hereby irrevocably and unconditionally waive any and all claims and objections to service of process as per this provision.

(d) Reduced Statute of Limitations. Each party hereto agrees, after having been afforded the right to fully consult with counsel, that: (i) it will not bring any claim, action or legal or administrative proceeding of any kind or under any legal or equitable theory or request for relief of any kind to enforce or arising out of or relating to in any material respect this Agreement (collectively, “Action or Proceeding”) after the date one (1) year from the sooner to occur of (x) the receipt of the Amount Sold in full by Merchant to Purchaser and (y) the effective date of termination for any reason of this Agreement (such period, the “Limitations Period”); (ii) all statutes of limitations under applicable law shall in all cases be limited to the Limitations Period; and (iii) the Limitations Period is a reasonable period of time in which to bring an Action or Proceeding under or relating to this Agreement

(e) Arbitration. Except as expressly otherwise provided herein, each party agrees to confidential arbitration of all disputes and claims arising out of or relating to this Agreement, including issues relating to the arbitrability of any dispute or claim (collectively, “claims”). If a party seeks to have a dispute settled by arbitration, that party must first send to the other party, by certified mail, a written Notice of Intent to Arbitrate (the “Notice”). If the parties do not reach an agreement to resolve the claim within thirty (30) days after the Notice is received, Purchaser and Merchant agree that the claim will be resolved by a final and binding arbitration proceeding with JAMS, Inc. (“JAMS”) in New York County, State of New York, under the Optional Expedited Arbitration Procedures then in effect. The parties agree that, except as otherwise expressly required by JAMS rules, (i) the party filing arbitration shall pay all JAMS filing fees and reasonable administrative fees; (ii) thereafter, each party shall bear its own arbitration costs and fees, including witness fees and attorneys’ fees; and (iii) each party shall bear an equal share of the arbitrator’s fees; provided, if the arbitrator finds that either the substance of the claims of any party or the relief sought by any party is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), then the arbitrator shall award the other party all of its costs and fees of the arbitration, including witness and reasonable attorneys’ fees. Purchaser and Merchant agree that, except as expressly otherwise provided herein, (i) arbitration is the required and exclusive forum for the resolution of all claims and (ii) to the fullest extent permitted by law, Purchaser and Merchant are each permanently giving up their right to a jury trial in any forum and the right to a judicial forum for the resolution of any and all claims. Further, the parties agree that the arbitrator may not consolidate proceedings for more than one person’s claims, and may not otherwise preside over any form of a representative or class proceeding, and that if this specific provision is found unenforceable, then the entirety of this arbitration clause shall be null and void. Notwithstanding any provision hereof, upon a Material Breach by Merchant, Purchaser may commence a judicial action to collect Contract Damages, or to enforce any collection remedy sunder this Agreement or at law. And in any such judicial proceeding Purchaser shall have the right to respond to any defenses or claims asserted by any Merchant or Guarantor by contending, among other things, that Merchant’s or Guarantor’s claims or defenses must by arbitrated under this arbitration clause. Merchant agrees that the commencement of any such judicial action shall not constitute a waiver by Purchaser of its right to arbitrate any such claims arising under this Agreement.

MERCHANT MAY OPT OUT OF ARBITRATION. In order to opt out of this Arbitration Clause, Merchant shall send Purchaser a written notice executed by Merchant, stating that Merchant does not want the arbitration clause set forth in this Section 15(e) to apply to the Agreement. For any opt out to be effective, an opt out notice, duly executed by Merchant, must be sent to the following address by registered mail, within ten (10) business days after the Effective Date (i.e., the date this Agreement is funded), time being of the essence, to: Itria Ventures LLC, One Penn Plaza, Suite no. 4915, New York, NY 10119, Attention: President and General Counsel.

16. Guaranty of Performance. (a) Guaranty of Performance. Each Guarantor hereby guarantees (this “Guaranty”) Merchant’s complete and timely performance of the obligations specified in Section 6 hereof upon the occurrence of a Material Breach. Upon such occurrence of a Material Breach, the obligations of Guarantors shall remain in effect and enforceable by Purchaser until the entire Amount Sold has been received by Purchaser, including (i) any assessed fees and Costs of Collection, whether or not litigation is commenced and (ii) the return of any amount of remittances set aside or returned by Purchaser for any reason. If there is more than one Guarantor, the liability of all Guarantors shall be joint and several. Each Guarantor acknowledges that such guarantor has read and fully understands the provisions of this Agreement, including without limitation the obligations of Merchant set out in Section 6 and the arbitration provisions directly above.

(b) Waivers. Each Guarantor hereby unconditionally waives: (i) promptness, diligence, notice of acceptance, notice of presentment, demand, protest dishonor or default, and any other notice with respect to the Collateral; (ii) any claim that Purchaser exhaust any right, by statute or otherwise, or take any action against the Merchant or any other person or entity or the Collateral; (iii) any defense relating to the marshalling of assets or similar doctrine; (iv) any defense founded upon or relating to the impairment of the Receivables or Collateral; (v) all defenses of any kind, both substantive and procedural, to enforcement it may have, including any defenses relating to the proper service of any pleadings or other court documents; and (vi) the right to assert any set-offs or counterclaims, whether legal, equitable or otherwise, against Purchaser or its affiliates. EACH GUARANTOR ACKNOWLEDGES AND HEREBY REAFFIRMS THE WAIVERS SPECIFIED IN SECTION 1 AND SECTION 14, INCLUDING WITHOUT LIMITATION THE JURY WAIVER AND CLASS ACTION WAIVER.

(c) Rights of Purchaser. Each Guarantor acknowledges that, upon a Material Breach of the Agreement by Merchant, Purchaser may, without prior notice to Guarantor: (i) enforce its rights t o c o l l ec t th e R ec e i v ab l e s or a ga i n st t he Collateral as provided herein; (ii) bring an action against each Guarantor and, in the event Purchaser recovers a judgment against Guarantor, thereafter domesticate such judgment in another jurisdiction at Purchaser’s discretion, whether prior to, contemporaneously with or after any enforcement against Merchant or any customer; and/or (iii) initiate any legal or equitable action (including an action to appoint a receiver for Merchant’s business), administrative proceeding, arbitration or mediation or other collection activities. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(d) Enforcement Expenses. Upon a Material Breach by Merchant, each Guarantor agrees to pay or reimburse Purchaser for all costs, expenses and attorneys’ fees and disbursements paid or incurred by Purchaser in endeavoring to collect and enforce the Agreement, the Receivables, and/or this Guaranty, including in connection with the preservation, protection, or enforcement of any rights of Purchaser in any case commenced by or against Guarantor under the United States Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

17. Miscellaneous. (a) Entire Agreement. This Agreement (including the above Guaranty) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings, whether written or oral. This Agreement may only be modified by written amendment signed by the parties, and shall inure to the benefit of the parties and their respective successors and permitted assigns. Upon the termination of this Agreement for any reason, Sections 6, 7, 8, 9, 10, 11(d), 12, 13, 14(b), 15 and this Section 16 shall remain in full force and effect.

(b) Assignment and Delegation. You may not assign this Agreement or any rights herein or delegate any duties, in whole or in part, without the prior written consent of Purchaser, and any purported assignment or delegation by Merchant without such consent shall be void ab initio. Purchaser may assign, sell and transfer this Agreement or any rights herein, to any party, without the consent of or notice to Merchant.

(c) Notices. All communications between the parties with respect of, or notices, requests, directions, consents or other information sent under, this Agreement shall be in writing and delivered by email (with proof of transmission) to an email address of the other party at which such party normally and customarily receives email communications as of the time the notice is sent or, at the request of any party, by Federal Express or other internationally recognized courier (with signature). All such communications and notices shall be effective upon receipt or sending with proof of transmission.

(d) Service of Process. Merchant agrees and hereby consents that service of process for any lawsuit or arbitration involving Merchant or any of its principals may be made by Purchaser at Merchant’s primary business address.

(e) No Waiver. There will be effected no waiver by failure on the part of Purchaser to exercise, or delay in exercising, any right under this Agreement, nor will any single or partial exercise by Purchaser of any right under this Agreement preclude any other future exercise of any right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

(f) Severability. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(g) Further Assurances. The parties agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement.

(h) Counterparts; Telecopies. This Agreement may be executed in multiple counterparts, all of which taken together shall be deemed to constitute one and the same original instrument. Transmission by email, telecopier, facsimile or other form of electronic transmission of an executed counterpart of this Agreement shall be deemed an executed original.

(i) Consent to Electronic Transactions. You expressly consent to conducting this transaction by electronic means, including without limitation email communications, electronic signatures, the creation of a duly authenticated security interest by electronic signature, and the retention and storage of electronic records, to the maximum extent permitted by law. Merchant agrees that Purchaser does not need to provide Merchant with a paper copy of any notice or document relating to this Agreement unless specifically requested by Merchant in writing.

[signature page follows]

IN WITNESS WHEREOF, (i) Merchant and Purchaser by their duly authorized officers have signed this Receivables Sale Agreement and (ii) each Guarantor has subscribed to the Guaranty of Performance (Section16), in each case in accordance with the terms t hereof. By signing below, Merchant and each Guarantor hereby affirm to Purchaser that they have read and understand this Agreement, including without limitation the provisions referenced in Section1 (Fundamental Terms, Conditions and Waivers), Section 14 (Merchant Waivers) and Section 15(e) (Arbitration). By signing the Guaranty, each Guarantor further affirms to Purchaser that such Guarantor has read and fully understands the Guaranty of Performance (Section 16) and that, by signing below, such guarantor will be personally liable for the timely and complete performance of Merchant’s obligations as set forth therein.

MERCHANT: HELIOSPACE CORPORATION, HELIO CORPORATION

TAX ID #:	824652805

By:	/s/ PAUL STUART TURIN	By:
Name:	PAUL STUART TURIN	Name:
Title:	Managing Member	Title:

By:	/s/ GREGORY TOWNSEND DELORY	By:
Name:	GREGORY TOWNSEND DELORY	Name:
Title:	CEO	Title:

By:	/s/ JOSEPH THOMAS PITMAN	By:
Name:	JOSEPH THOMAS PITMAN	Name:
Title:	CTO	Title:

GUARANTOR

By:	/s/ PAUL STUART TURIN	By:	/s/ JOSEPH THOMAS PITMAN
Name:	PAUL STUART TURIN	Name:	JOSEPH THOMAS PITMAN
SS#:	XXX-XX-****	wSS#:	XXX-XX-****

By:	/s/ GREGORY TOWNSEND DELORY	By:
Name:	GREGORY TOWNSEND DELORY	Name:
SS#:	XXX-XX-****	SS#:

By:	By:
Name:	Name:
SS#:	SS#:

STATE OF ______________)

COUNTY OF ____________)

I, ___________________________________________. a Notary Public, do hereby certify that on this ___ day of _______, 20__, appeared before me PAUL STUART TURIN, GREGORY TOWNSEND DELORY & JOSEPH THOMAS PITMAN, the Managing Member/CEO/CTO of Merchant, and a Guarantor under the within Receivables Sale Agreement, each personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing agreement, and swore and acknowledged to me that he or she executed the same by and in the name of Merchant and/or as Guarantor, respectively, for the purpose and in the capacity therein expressed, and that the statements contained therein are true and correct.

Notary Signature:______________________

Name of Notary: ______________________

Notary Commission Expires:______________________